UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Radius Recycling, Inc.

(Name of Registrant as Specified In Its Charter)

Toyota Tsusho Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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統合レポート説明会 資料構成について Target ・ Purpose Acquisition of all shares of Radius Recycling, Inc.(“Radius”), which operates in the U.S. for metal scrap, automotive batteries and recycling of end - of - life vehicles, and long product manufacturing, including rebar and wire rod. Planned Acquisition Amount 907 million USD (@30 USD/share × 30.2 million shares) Transaction Overview Premium 115% (Based on the closing share price as of 12 th March, local time) 102% (Based on the 90 - day volume - weighted average trading price as of 12 th March, local time) Expected Schedule March 13 - :Signing of the merger agreement, submission of applications, and commencement of filings 2025 2Q :Radius’ shareholder meeting 2025 3Q :Completion of the merger Scheme - Establishment of a SPC by Toyota Tsusho America Inc. (TAI) - Based on the merger agreement with Radius, Radius (surviving company) to merge with the SPC. (Subject to approval by a majority of Radius shareholders at the shareholder meeting, regulatory approvals from relevant authorities, and satisfaction of other customary closing conditions) TAI SPC Radius Radius Shareholder absorption merger TAI acquisition consideration (cash) ※SPC ： Special Purpose Company (newly established for acquisition purposes) Radius 1

Radius Recycling, Inc. Company Name 1906 Founded ・Ｍｅｔａｌ ｒｅｃｙｃｌｉｃｎ ｇ facilities ・Ａｕｔｏ ｒｅｃｙｃｌｉｎｇ ｓ ｔｏｒｅｓ ・ Steel Manufacturing Business Description NASDAQ Stock Exchange Tamara L Lundgren CEO 3,011 (as of August 31, 2024) Number of Employees ● Overview ● Financial Data (Million USD) ● Stock Price Trends Aug/24 Aug/23 Aug/22 Aug/21 Aug/20 2,739 2,882 3,486 2,759 1,712 Revenue P L ▲ 266 ▲ 26 169 165 ▲ 4 NPAT 29 144 313 289 85 Adj.EBITDA 1,534 1,716 1,827 1,494 1,230 Assets B S 908 804 868 655 549 Liabilities 626 912 958 840 680 Net Assets (USD/Share) 0 10 20 30 40 50 60 About Radius Recycling, Inc. ● Strengths Source: Radius Recycling 2024 Sustainability Report 334 thousand tons 660 thousand units Ferrous Scrap Non - Ferrous Scrap End - of - Life Vehicles Steel Products 3.8 million parts Used Parts : 4.5 million tons 509 thousand tons Possesses a network of over 100 collection sites *Impairment loss on goodwill of US$ 39,270 thousand is included in fiscal year ended August 31, 2023 and US$ 215,941 thousand is included in fiscal year ended August 31, 2024. * Adj.EBITDA figures are based on the information disclosed in the 10 - K reports. 2

3 Raw Material Collection Network End - of - Life Vehicles To enhance corporate value by bringing together complementary aspects between Toyota Tsusho’s capabilities cultivated in the automotive sector and Radius’ “recycling infrastructure and recycled raw materials”. Purpose of This Project Building a Closed Loop * Platform Recycling Technologies Various of Recycling Functions Abundant Handling Volume Processing Export Bases Automotive Batteries Metal Scrap Combining Two Leaders in Recycling to Advance the Circular Economy *: A “closed loop” refers to a system that recovers recycled resources from automotive production and end - of - life vehicles and reuses them in automotive manufacturing. To handle recycled resources in North America that has abundant generation of scrap, and to contribute broadly to CE (Circular Economy) and CN (Carbon Neutrality) by becoming a supply - hub for global markets. Vision 3

- Contributing to CE (Circular Economy) and CN (Carbon Neutrality) through building a Green Steel* supply chain starting from recycled materials - Creating high - quality raw material supply chain for automotive OEMs recycled resource needs - Steel material supply chain for automotive OEMs - Creation of recycled raw materials - In - plant waste management services - Collection yard network (53 locations) - Abundant handling volume (2nd largest independent recycler in the U.S.) Metal Scrap - Creating a closed loop platform for batteries through the collection and recycling of used batteries from the market and industrial battery waste - Adding value to existing handling volumes - Increased collection volume of recycled precious metals from catalytic converters for automotive OEMs - High recovery rate of valuable resources from end - of - life vehicles - Closed loop for automotive OEMs - Recycling technologies for batteries - Supply chain for recycled materials for battery manufacturers - Collection yard network (50 locations) - Shredder raw materials 4 Growth Potential with Toyota Tsusho Collaboration Potential ● Growth Potential End - of - Life Vehicles Automotive Batteries - Recovery from end - of - life vehicles *Note: "Green steel" refers to environmentally friendly steel produced with consideration for sustainability

FORWARD LOOKING STATEMENTS The foregoing contains “forward - looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “ma y,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar ex pre ssions. The absence of these words or similar expressions, however, does not mean that a statement is not forward - looking. Forward - looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward - looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward - looking statements. These factors include, among others: completion of the proposed transaction is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; require d approvals to complete the proposed transaction by the shareholders of Radius Recycling, Inc. (the “Company”) and the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of th e Company prior to the consummation of the proposed transaction; the satisfaction of the closing conditions to the proposed transaction; potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the impa ct of equipment upgrades, equipment failures, and facility damage on production; failure to realize or delays in realizing expected benefits from capital and other projects, including investments in processing and manufacturing technology improvements and information technology systems; the cyclicality and impact of general economic conditions ; the impact of inflation and interest rate and foreign currency fluctuations ; changing conditions in global markets including the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions ; increases in the relative value of the U.S. dollar ; economic and geopolitical instability including as a result of military conflict ; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs the Company purchases ; significant decreases in recycled metal prices ; imbalances in supply and demand conditions in the global steel industry ; difficulties associated with acquisitions and integration of acquired businesses ; supply chain disruptions ; reliance on third - party shipping companies, including with respect to freight rates and the availability of transportation ; restrictions on the Company’s business and financial covenants under the agreement governing its bank credit facilities; potential limitations on the Company’s ability to access capital resources and existing credit facili tie s; the impact of impairment of goodwill and assets other than goodwill; the impact of pandemics, epidemics, or other public health emergencies; inability to achieve or sustain the benefits from productivity, cost savings, and restructuring initiatives; ina bil ity to renew facility leases; customer fulfillment of their contractual obligations; the impact of consolidation in the steel indust ry; product liability claims; the impact of legal proceedings and legal compliance; the impact of climate change; the impact of not reali zin g deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; th e impact of increasing attention to environmental, social, and governance matters; translation risks associated with fluctuatio n i n foreign exchange rates; the impact of hedging transactions; inability to obtain or renew business licenses and permits; environmental compliance costs and potential environmental liabilities; increased environmental regulations and enforcement; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which the Company participates; and other risks set forth under the heading "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended August 31, 2024, and in its subsequent filings with the Securities and Exchange Commission ("SEC"). Investors and security holders of the Company should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. The Company's actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by Toyota Tsusho America, Inc. In connection with this proposed acquisition, the Company plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company's internet website at www.radiusrecycling.com or upon written request to: Investor Relations, Radius Recycling, Inc., 222 SW Columbia Street, Suite 1150, Portland, Oregon 97201 or by telephone at (503) 323-2811.

PARTICIPANTS IN SOLICITATION

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on December 16, 2024.

Toyota Tsusho Corporation, its affiliate Toyota Tsusho America, Inc., and certain of their respective directors and executive officers may also be considered participants in the solicitation of proxies in connection with the proposed transaction.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Radius Recycling, Inc.
222 SW Columbia Street Suite 1150 Portland, Oregon 97201
Tel. (503) 323-2811 www.radiusrecycling.com